UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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TRAILER BRIDGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRAILER BRIDGE, INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

The Annual Meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the “Company”), will be held at the offices of Sheppard Mullin Richter & Hampton LLP at 30 Rockefeller Plaza, 24th Floor, New York, NY 10112, at 10:00 am on Thursday, May 28, 2009 for the following purposes:

(1)	To elect the seven director nominees named in the attached Proxy statement to serve as directors of the Company until the next Annual Meeting of Stockholders;

(2)	To amend the Company’s Stock Incentive Plan; and

(3)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company’s Annual Report to Stockholders for the year ended December 31, 2008 also accompanies this Notice.

The Board of Directors has fixed the close of business on April 14, 2009, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. Each holder of shares of the Company’s Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

The date of this Proxy statement is April 27, 2009. This Proxy Statement and accompanying form of proxy are first being made available to stockholders via U.S. Mail on or about May 1, 2009.

By order of the Board of Directors,

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

April 27, 2009

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER

OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 28, 2009.

The Proxy Statement, Form of Proxy and Annual Report to security holders are available at

www.trailerbridge.com/proxy.

A stockholder who would like to obtain directions to the annual meeting may contact the Secretary of the

Company at the principal executive offices of the Company.

TRAILER BRIDGE, INC.

10405 NEW BERLIN ROAD EAST

JACKSONVILLE, FLORIDA 32226

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the “Company”), of proxies for use at the 2009 Annual Meeting of Stockholders of the Company to be held on Thursday, May 28, 2009 and any adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about May 1, 2009.

The Company’s Common Stock, $0.01 par value (the “Common Stock”) is the only issued and outstanding class of Common Stock. Only stockholders of record at the close of business on April 14, 2009 are entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had 11,875,022 shares of Common Stock outstanding and entitled to vote.

VOTING RIGHTS AND PROCEDURES

Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

Each share of Common Stock is entitled to one vote. The holders of a majority of the shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote at the meeting and, thus, have the same effect as a vote against a matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2009 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Certificate of Incorporation, the Company’s By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company’s offices in Jacksonville, FL.

The Company does not have a formal policy requiring directors to attend annual meetings. One director attended the 2008 Annual Meeting.

ELECTION OF DIRECTORS

The number of directors of the Company, as determined by the Board of Directors under Article III of the Company’s By-laws, is currently seven. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

A majority of the Company’s Board of Directors are independent, as defined by NASDAQ. The Board of Directors has determined that Robert P. Burke, Nickel van Reesema, Douglas E. Schimmel and Allen L. Stevens, each of whom is standing for re-election at the Annual Meeting, qualify as independent directors, as defined by NASDAQ.

Nominees for Election as Directors

Name	Age	Business Experience During Past Five Years and Other Information
Robert P. Burke	49	Mr. Burke became a director in August 2005. Mr Burke is currently a private investor in the maritime industry. Mr. Burke was most recently CEO of Chembulk Management, an owner and operator of a fleet of modern chemical tankers. Prior to that, Mr. Burke was CEO of Great Circle Capital from 2000-2005, a $120 million private equity firm specializing in marine transportation investments that are funded by the Overseas Private Investment Corporation, an independent development agency, and private investors. Prior to Great Circle, Mr. Burke was a Managing Director at GE Capital, in charge of their Marine Transportation Group. Mr. Burke serves on the Audit, Nominating and Compensation Committees. Mr. Burke is a graduate of the U.S. Merchant Marine Academy at Kings Point, N.Y. and has a MBA from Columbia Business School.

John D. McCown	54	Mr. McCown, a director since 1991, most recently served as Vice Chairman of the Board and Chief Executive Officer of Trailer Bridge from 1995 to 2008. Prior to 1995, Mr. McCown was Vice President of the Company. In addition to his role at Trailer Bridge, he was Formerly President, Chief Executive Officer and a director of affiliate Kadampanattu Corp. He was also a director of Purcell Co., Inc., an affiliate, from 1992 to 2004. Mr. McCown worked with Malcom P. McLean, the founder of Trailer Bridge, in various capacities since 1980 and was co-executor of his Estate from 2001 to 2004. Prior to his involvement in the transportation field, he was a national accounts corporate loan officer for a New York City bank. Mr. McCown is a graduate of Harvard Business School (Master in Business Administration, 1980), Louisiana State University (Bachelor in Business Administration, 1975) and Marion Military Institute (Associate in Business Administration, 1974). Mr. McCown currently serves as a director of Firstmark Corporation, an aerospace company in Richmond, Virginia and as a member of the Business Advisory Committee of the Transportation Center at Northwestern University.

Malcom P. McLean Jr.(1)	57	Mr. McLean, a director since May 2002, is the owner of MPM Investments and the President of MPM Properties, Inc., a commercial real estate development company in Alabama. Since 1987, he has owned and managed various businesses in the restaurant and real estate field. From 1978 to 1986, Mr. McLean worked in various capacities at U.S. Lines, Inc., a large international container shipping company, where he was President from 1984 to 1986. Mr. McLean is the son of the late founder of Trailer Bridge and the brother-in-law of Greggory B. Mendenhall. He was also a director of Kadampanattu Corp.

Greggory B. Mendenhall(1)	64	Mr. Mendenhall, a director since May 2002, is special counsel with the law firm of Sheppard, Mullin, Richter & Hampton LLP. Prior to 2003 he was managing partner of the New York office of Schnader Harrison Segal & Lewis LLP, where he had practiced law for more than ten years. Mr. Mendenhall worked at U.S. Lines, a large international container shipping company, where he was a director and Vice President, Marine Operations from 1980-1986. Mr. Mendenhall has been involved in the maritime industry for over 25 years and currently represents various companies in the industry. Mr. Mendenhall is also an independent director since December 2007 of GS Maritime Holding, LLC., the parent company of United Maritime Group, LLC. which provides U.S.-flag transportation, storage and transfer of dry bulk commodities. Mr. Mendenhall has a JD from The George Washington University Law School and a BA from Brigham Young University.

Name	Age	Business Experience During Past Five Years and Other Information
Douglas E. Schimmel	43	Mr. Schimmel, a director since August 2007, is a Managing Director/Portfolio Manager at Sandler Capital Management, a New York City based investment advisor that manages both hedge funds and private equity funds. Through its various on-shore and offshore funds, Sandler manages approximately $1.1 billion in assets. Mr. Schimmel, who joined Sandler in 1994, is a research analyst and leads credit analysis for the hedge funds. Prior to joining Sandler Capital, he was an equity research analyst at Merrill Lynch, covering and publishing research in the cable television and broadcasting industries. Before that, Mr. Schimmel was an analyst/portfolio manager at Wertheim Schroeder & Company specializing in media, telecommunications and package food and beverage company investments. Mr. Schimmel is a director and serves on the audit committee of Multivision Communications Corp., a public company trading on the TSX Venture Exchange, providing subscription television service in Bolivia. He has a B.A. from the University of Miami. Mr. Schimmel serves on the Compensation, Audit and Nominating Committees.

Allen L. Stevens	65	Mr. Stevens, Chairman since August 2008 and a director since May 2002, owns and manages several private companies with interests in shipbuilding and grain handling. Mr. Stevens has been involved in the maritime industry for over 30 years at Sea-Land Service and McLean Industries, Inc., container shipping companies. Mr. Stevens also serves as a partner of Club Quarters, an urban business hotel he co-founded. He is a graduate of the University of Michigan and Harvard Law School. Mr. Stevens is a director of Subsea 7, Inc., a public company, providing worldwide underwater construction services to the oil and gas industry. Mr. Stevens serves on the Compensation, Audit and Nominating Committees.

Nickel van Reesema	59	Mr. van Reesema, a director since June 2001, is the President and principal owner of Strong Vessel Operators, LLC, formerly Van Ommeren Shipping (USA) LLC, a U.S. flag ship owning company based in Stamford, Connecticut. Mr. van Reesema joined Royal Van Ommeren in The Netherlands in 1973 and became President of its U.S. subsidiary in 1979. He became a U.S. citizen in 1989 and with other management purchased VOSUSA in 1997. Mr. van Reesema is also the Chief Operating Officer of Pasha Hawaii Transport Lines LLC, which owns and operates a United States-flagged 4,300 PCTC engaged in trading between the United States mainland and Hawaii. In 2007, Mr. van Reesema and his son Volckert founded Mid Ocean Marine LLC, located in South Norwalk, CT. MOM will pursue US flag shipping opportunities. Mr. van Reesema serves on both the Compensation and Nominating Committees.

(1)	Mr. Mendenhall and Mr. McLean are brothers-in-law.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

EXECUTIVE OFFICERS OF THE COMPANY

Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

NAME	AGE	POSITION
Ralph W. Heim	62	President and Interim Chief Executive Officer

William G. Gotimer, Jr.	49	Executive Vice President, General Counsel and Secretary

Adam E. Gawrysh, Jr.	42	Vice President of Inland Transportation

David A. Miskowiec	61	Vice President of Sales

J. Edward Morley	61	Vice President of Operations

Mark A. Tanner	57	Vice President of Administration and Chief Financial Officer

Robert van Dijk	62	Vice President of Pricing

Mr. Heim has served as President since November 1995 and Interim Chief Executive Officer since December 2008. From January 1992 until December 2008, Mr. Heim served as President and Chief Operating Officer of the Company. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

Mr. Gotimer was appointed Executive Vice President in April 2003 and has served as General Counsel since 1991. Mr. Gotimer served as a director of the Company from 2001 to August 2005. Prior to the Company’s purchase of Kadampanattu Corp. in December 2004, he was a director, Vice President and General Counsel of Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an LLM degree in Taxation from New York University School of Law and both a JD and B.S. degree in accounting from St. John’s University.

Mr. Gawrysh has served as Vice President Inland Operations since September 2005 and directs all inland transportation operations. Prior to joining Trailer Bridge in 1992, Mr. Gawrysh spent three years in various sales positions with several less than truckload transportation companies. Since joining Trailer Bridge he has held positions in the sales and inland transportation areas. Mr. Gawrysh graduated from Western Illinois University with a Bachelor of Science.

Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served Crowley American Transport in various capacities including as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991.

Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he held various financial management positions for over four years. His prior experience includes three years as Manager of Corporate Planning and Development for a large publicly held company and five years experience in public accounting. Mr. Tanner graduated from the University of North Florida with a B.B.A. degree in accounting.

Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime Corporation, where he directed pricing for the Puerto Rico service. Mr. van Dijk’s pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as to directors, officers and employees generally. The code of ethics is available on the Company’s website at www.trailerbridge.com. The Company intends to disclose any amendments to, or waivers of, its code of ethics on its website.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the year ended December 31, 2008, the Board of Directors met eight times and the Special Committee of the Board of Directors (described under “Ownership of the Capital Stock of the Company”) and the Audit Committee each met five times. The Nominating and Compensation Committees formally met once each during 2008. During 2008, all directors, other than Messrs. Schimmel and van Reesema attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served.

	General	Special Committee	Compensation Committee	Audit Committee	Nominating Committee
Total Number of Meetings	8	5	1	5	1

Number of meetings attended by each director
Robert P. Burke	7	5	1	5	1
John D. McCown	8	5	N/A	N/A	N/A
Malcom P. McLean, Jr.	8	N/A	N/A	N/A	N/A
Greggory B. Mendenhall	8	N/A	N/A	N/A	N/A
Douglas E. Schimmel	8	5	1	3	1
Allen L. Stevens	7	5	1	5	1
Nickel van Reesema	7	3	1	N/A	1

Mr. Van Reesema did not attend at least 75% of the meetings of the Special Committee of the Board of Directors. Mr. Schimmel did not attend at least 75% of the meetings of the Audit Committee of the Board of Directors.

The Nominating Committee is composed of Messrs. Burke, Schimmel, Stevens and van Reesema, each of whom is independent under NASDAQ rules. The Nominating Committee operates under a written charter, which is included as Appendix A to this Proxy Statement.

The Board of Directors, with the concurrence of the Nominating Committee, will consider written recommendations from stockholders for nominees for director. Stockholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at the Company’s address as set forth on page one of this proxy statement:

* Biographical information about the candidate and a statement about his or her qualifications;

* Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

* The name(s) and address(es) of the stockholder(s) recommending the candidate for consideration and the number of shares of Common Stock beneficially owned by each.

Stockholders must submit written recommendations to the Secretary of the Company at the principal executive offices of the Company no later than January 2, 2010 in order to be timely.

The Board of Directors, with the concurrence of the Nominating Committee, will apply the same criteria to all candidates it considers including any candidates submitted by stockholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, education, professional experience, professional reputation, willingness to make a time commitment, and breadth of knowledge about matters affecting Trailer Bridge and its industry. There are no stated minimum criteria for director nominees. Rather, the Board of Directors, of the Nominating Committee, will look for skills and experience that will complement the board’s existing make-up.

The Nominating Committee evaluates incumbent directors to determine whether they should be nominated to stand for re-election, based on the types of criteria outlined above as well as the directors’ contributions to the board during their current term. All nominees for 2009 are incumbent directors. When vacancies develop, the Nominating Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. The Nominating Committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more board members, including independent members, and senior management.

The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are to oversee the Company’s internal control structure; review the Company’s financial statements and other financial information to be included in the Company’s 10-K and Annual Report to Stockholders; select the independent auditors for the Company; and review the Company’s annual audit plan, among other things. The Audit Committee is comprised of Allen L. Stevens, who acts as its Chairman, Robert P. Burke, and Douglas E. Schimmel, each of whom is “independent” under NASDAQ rules. A copy of the Audit Committee Charter was included as Appendix B to the Company’s proxy statement for its Annual Meeting of Stockholders in 2007.

The duties of the Compensation Committee, which does not currently operate under a written charter, are to make recommendations to the Board of Directors concerning the salaries of the Company’s officers; to exercise the authority of the Board of Directors concerning the Company’s Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Stevens, van Reesema, Burke and Schimmel. Mr. Schimmel acts as Chairman of the Compensation Committee.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director or nominee for director of the Company, (ii) the executive officers of the Company, (iii) all directors, nominees and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of April 13, 2009. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

Name (1)	Outstanding Common Stock		Right to Acquire Common Stock		Common Stock and Right to Acquire Common Stock	Percent (2)	Percent of Outstanding Voting Stock
Malcom P. McLean, Jr. (15)	1,512,274	(10)	—		1,512,274	12.6%	12.6%
Greggory B. Mendenhall (15)	1,480,935		—		1,480,935	12.4%	12.4%
Nancy McLean Parker (3)(15)	1,439,423		—		1,439,423	12.0%	12.0%
John D. McCown	1,376,125	(9)	—		1,376,125	11.5%	11.5%
Clara L. McLean (4)(15)	1,334,500		—		1,334,500	11.1%	11.1%
Irena Z. McLean (5)(6)	1,019,952		—		1,019,952	8.5%	8.5%
Douglas E. Schimmel	230,000		—		230,000	1.9%	1.9%
Ralph W. Heim	45,975		147,300	(7)	193,275	1.6%	*
William G. Gotimer	27,055	(11)	81,800	(7)	108,855	*	*
Mark A. Tanner	30,452	(12)	74,600	(7)	105,052	*	*
Allen L. Stevens	98,850	(14)	—		98,850	*	*
Robert Van Dijk	20,145	(13)	74,600	(7)	94,745	*	*
J. Edward Morley	15,314		74,600	(7)	89,914	*	*
David A. Miskowiec	12,203		74,600	(7)	86,803	*	*
Adam E. Gawrysh, Jr.	432		27,000	(7)	27,432	*	*
Robert P. Burke	27,200		—		27,200	*	*
Nickel van Reesema	2,200		12,500	(8)	14,700	*	*
All directors, nominees and executive officers as a group	4,879,160		567,000		5,446,160	40.0%	38.4%
(14 persons)

*	Less than 1%

No shares have been pledged as security by directors, nominees or executive officers except as noted below.

(1)	The address of each owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless otherwise shown in notes to the table.
(2)	The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable upon exercise of stock options that are presently exercisable or become exercisable within 60 days.
(3)	The address of Nancy McLean Parker is 39 Crescent Trail #19, Highlands, North Carolina 28741.
(4)	The address of Clara L. McLean is 170 Frye Road, Pinehurst, NC, 28374.
(5)	The address of Irena Z. McLean is c/o McCullough, Goldberg & Staudt, LLP, 1311 Mamaroneck Avenue, Suite 340, White Plains, New York 10605.
(6)	Includes 294,952 shares that are held by a trust for the benefit of her nieces and nephews under Paragraph J of Article III of the Last Will and Testament of Malcom P. McLean, of which Irena Z. McLean is trustee. As trustee of the trust, Irena Z. McLean has sole voting and dispositive power over these shares. However, Mrs. McLean expressly disclaims beneficial ownership of these shares.
(7)	Consists of options to acquire shares under the Company’s Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.
(8)	Consists of options to acquire shares under the Company’s Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.
(9)	143,205 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.

(10)	1,443,922 of the shares beneficially owned have been pledged as security for a margin account.
(11)	9,063 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.
(12)	28,452 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.
(13)	20,145 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.
(14)	8,850 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.
(15)	Pursuant to Schedule 13D/A filed on November 21, 2007, the shares are held as a member of a group. The members have an informal and unwritten understanding that they will vote as a group.

In November 2007, members of the McLean family owning 48.9% of the Company’s outstanding common stock filed an amended Schedule 13D with the Securities and Exchange Commission disclosing their intent to actively market their shares of the Company’s common stock. The Company’s Board of Directors appointed a special committee of non-family directors to meet and work closely with the McLean family and its advisors and represent the interests of the Company and its public stockholders in any transaction or sale of holdings proposed by the family and to explore strategic alternatives. As a result of an investigation by the U.S. Department of Justice, (the “DOJ”) the family has suspended its proposed sale of the Company’s common stock.

During the first quarters of 2008 and 2009, the Compensation Committee approved the use of the cashless exercise method for select officers for the January 1998 and March 1999 options, respectively. These cashless transactions allowed the aggregate spread of each holder’s options exercise minus relevant taxes to determine the number of shares issued to the holder. Each holder’s resulting tax liabilities were paid by the Company and reduced the Company’s Additional Paid In Capital Balance. The January 2008 cashless transaction resulted in an aggregate of 2,753 shares issued to officers out of 90,000 options to purchase common stock. The March 2009 cashless transaction resulted in an aggregate of 52,487 shares issued to officers out of 148,500 options to purchase common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2008 all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

EXECUTIVE COMPENSATION

Overall Policy Regarding Executive Compensation

The Compensation Committee reviews and establishes, subject to approval of our Board of Directors, the compensation arrangements for our Chief Executive Officer and the other executive officers of the Company, including salaries, an incentive bonus plan, discretionary bonuses and grants of stock options under the Company’s Incentive Stock Plan. With respect to other officers, the Compensation Committee considers the input of the CEO.

Compensation Objectives and Philosophy

The design and operation of our compensation structure reflect the following objectives:

•	Recruiting and retaining talented leadership;

•	Implementing measurable individual annual performance targets and goals;

•	Correlating compensation more closely with stockholder value; and

•	Emphasizing at risk and performance-based compensation, progressively weighted with level of responsibility.

The principal components of our compensation program are base salary, annual incentive bonuses, discretionary bonuses and long-term incentive awards in the form of stock options. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of our executive officers and other senior personnel with those of our stockholders.

Amounts in the bonus column below represent amounts earned pursuant to our discretionary annual incentive bonus program. The Compensation Committee and our senior executive officers structure discretionary annual incentive bonuses, which are payable only in cash, to reward executive officers and certain other members of management for attaining specific performance goals within their assigned area such as increases in revenue, finding material cost saving, refining processes, etc. during the preceding fiscal year. The annual discretionary incentive compensation program is based upon up to ten percent of the actual earnings before taxes subject to certain adjustments. The resulting incentive compensation is allocated among participating employees by assigning a certain number of points to each participant. The points under the annual incentive compensation program are determined by the Compensation Committee with consideration of the employee’s job position, length of service, and other factors.

Summary Compensation Table

The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the years ended December 31, 2008 and December 31, 2007 paid or awarded to those persons who were, at December 31, 2008: (i) the Company’s chief executive officer at any time during 2008 and (ii) the Company’s two most highly compensated executive officers (who are also the Company’s most highly compensated employees) other than the chief executive officer (collectively, including the Company’s chief executive officer, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
John D. McCown (4)	2008	380,786	4,232	87,655	831,782	1,304,455
Former Chief Executive Officer	2007	373,320	16,057	66,000	1,923	457,300

Ralph W. Heim, President and	2008	249,900	7,309	51,809	19,160	328,178
Chief Executive Officer	2007	245,000	27,736	43,236	18,935	334,907

Mark A. Tanner, Vice President of	2008	180,608	4,232	41,184	16,109	242,133
Administration and Chief Financial Officer	2007	174,500	16,057	34,489	16,993	242,039

William G. Gotimer, Jr.	2008	303,450	4,232	49,284	7,156	364,122
Executive V. P. and General Counsel	2007	297,500	16,057	41,256	7,731	362,544

(1)	This column is based upon amounts earned during the fiscal year.
(2)	Option award amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment. The FAS 123(R) assumptions used in the calculation of the fair market value of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

SFAS 123(R) Assumptions:

The following table sets forth the SFAS 123(R) assumptions used in the calculation of the stock options presented in “Summary Compensation Table.”

	Years ended December 31,
	2008	2006
Expected life	6.5 years	6.5 years
Weighted average volatility	45.98%	86.00%
Weighted average risk-free interest rate	3.40%	4.57%
Dividend yield	None	None

There were no stock options granted during 2007.

(3)	Represents the Company’s matching contribution to the Company’s Section 401(k) deferred compensation plan, car allowance and excess group life insurance premiums, respectively, as follows:

	2008				2007
	401(k)	Car	Life Ins.	Severance	401(k)	Car	Life Ins.
John D. McCown	$—	$—	$1,962	$829,820	$—	$—	$1,923
Ralph W. Heim	$6,900	$8,700	$3,560	$—	$6,750	$8,700	$3,485
Mark A. Tanner	$5,806	$8,700	$1,603	$—	$6,750	$8,700	$1,543
William G. Gotimer, Jr.	$6,154	$—	$1,002	$—	$6,750	$—	$981

(4)	Mr. McCown resigned as the Company’s Chief Executive Officer on December 15, 2008. Mr. McCown’s employment agreement was amended so that the Company will pay his severance in equal installments over a 24 month period (instead of 50% in a lump sum within 30 days after separation from service with the remaining amount paid over a 24 month period). The Company had recorded $829,820 in salaries, wages, and benefits as of December 31, 2008 related to Mr. McCown’s severance agreement.

Option/SAR Grants in 2008 Fiscal Year

On January 9, 2008, the Company granted options to purchase 96,500 shares of the Company’s common stock under the Company’s Incentive Stock Plan. The options are subject to time vesting in equal increments over a five year period.

Option/SAR Exercises in 2008 Fiscal Year

During the first quarter of 2008, the Compensation Committee approved the use of the cashless exercise method for select officers for the July 1998 options. This cashless transaction allowed the aggregate spread of each holder’s options exercise minus relevant taxes to determine the number of shares issued to the holder. Each holder’s resulting tax liabilities were paid by the Company and reduced the Company’s Additional Paid in Capital Balance. This cashless transaction resulted in an aggregate of 5,429 shares issued to the Officer Group out of 90,000 options to purchase common stock.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table sets forth the outstanding equity awards held by the executive officers of the Company at December 31, 2008.

Name	Number of Securities Underlying Unexercised Options - Exerciseable (#)	Number of Securities Underlying Unexercised Options - Unexerciseable (#)	Option Exercise Price ($)	Option Expiration Date
John D. McCown	20,000	30,000	8.61	12/20/16	(1)(3)
	—	20,000	10.90	01/09/18	(2)(3)

	20,000	50,000

Mark A. Tanner	24,000	—	2.25	03/23/09
	38,400	—	2.84	07/25/10
	25,000	—	2.88	05/10/12
	9,200	13,800	8.61	12/20/16	(1)
	—	10,000	10.90	01/09/18	(2)

	96,600	23,800

William G. Gotimer, Jr.	24,000	—	2.25	03/23/09
	38,400	—	2.84	07/25/10
	30,000	—	2.88	05/10/12
	11,000	16,500	8.61	12/20/16	(1)
	—	12,000	10.90	01/09/18	(2)

	103,400	28,500

Ralph W. Heim	48,000	—	2.25	03/23/09
	103,200	—	2.84	07/25/10
	30,000	—	2.88	05/10/12
	11,600	17,400	8.61	12/20/16	(1)
	—	12,500	10.90	01/09/18	(2)

	192,800	29,900

All options expiring prior to December 2016 are fully vested and exercisable.

(1)	Options vest ratably each year over a five year period which commenced on December 20, 2007 and will continue on each of December 20, 2008, 2009, 2010 and 2011.
(2)	Options vest ratably each year over a five year period which commenced on January 9, 2008 and will continue on each of January 9, 2010, 2011, 2012 and 2013.
(3)	Mr. McCown resigned as Chief Executive Officer of the Company on December 15, 2008. These options were forfeited as of March 15, 2009.

Employment Agreements, Including Potential Payments Upon Termination

On October 21, 2008, the Company and John D. McCown, Jr., the former Chief Executive Officer of the Company, entered into an Amended and Restated Employment Agreement, which amended and restated the employment agreement dated August 5, 2004 between the Company and Mr. McCown. The Amended and Restated Employment Agreement was revised: (i) to provide for Mr. McCown to receive twenty-four months of his monthly based salary, which equates to $380,786 annually, (instead of 50% in a lump sum within 30 days after separation from service with the remaining amount paid over a 24 month period) and continued participation in the Company’s health plan as an active employee for up to two years in the event he is terminated by the Company without cause (provided that Mr. McCown provides certain post-termination transition consulting services to the Company) and (ii) to revise the length of the agreement not to compete to twelve months following a termination of employment.

On December 15, 2008, Mr. McCown resigned as Chief Executive Officer of the Company. The Company recorded approximately $830,000 related to all future payments and obligations under Mr. McCown’s severance agreement. On December 17, 2008, the Company purchased 100,000 shares of the Company’s common stock from John D. McCown at $4.00 per share at which time the closing market price was $4.20 per share.

On December 31, 2008, in order to comply with Section 409(A) of the Internal Revenue Code, the Company and William G. Gotimer, Jr. entered into an Amended and Restated Employment Agreement relating to his service as Executive Vice President and General Counsel of the Company, effective as of December 31, 2008.

The term of Mr. Gotimer’s employment agreement is two years and it is automatically renewed for successive two-year terms. If the Company terminates Mr. Gotimer’s employment without cause or Mr. Gotimer terminates his employment for good reason, as those terms are defined in the employment agreement, he will be entitled to receive two years of his base salary, which is currently $303,450. This amount will not be subject to mitigation or reduction for other employment obtained during this period. In addition, Mr. Gotimer will be treated as continuing his employment during such two-year period for purposes of his stock options, including vesting and exercise provisions.

COMPENSATION OF DIRECTORS

Directors of the Company other than Mr. McCown (who is treated as an employee) receive an annual retainer of $15,000; independent directors receive an annual retainer of $20,000. In addition, each member of the Audit and Compensation Committees receives $10,000 for service on each committee. Each member of the Nominating Committee receives $5,000. In addition to the above, the Chairman of the Audit Committee receives an additional $15,000. Director fees for 2008 totaled $215,000. Under the current configuration of the Committees the Company’s board fees for 2009 are expected to be $215,000. All directors are reimbursed for expenses incurred in attending meetings. Directors who are employees of the Company or treated as such, do not receive additional compensation for such services.

The following table summarizes the compensation paid to the non-employee directors during 2008.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Malcom P. McLean, Jr.	15,000	15,000

Greggory B. Mendenhall	15,000	15,000

Robert P. Burke	45,000	45,000

Allen L. Stevens	60,000	60,000

Nickel van Reesema	35,000	35,000

Douglas E. Schimmel	45,000	45,000

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Audit Committee is comprised of Allen L. Stevens, Robert P. Burke, and Douglas E. Schimmel, each of who is “independent” under NASDAQ rules. All the Committee members are “financially literate,” and the Board of Directors has determined that Mr. Stevens, the Committee Chair, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and NASDAQ.

For the year ended December 31, 2008, the Audit Committee:

* retained BDO Seidman, LLP as the Company’s independent public accountants;

* reviewed and discussed the Company’s fiscal 2008 financial statements with management and representatives of BDO Seidman, LLP, the Company’s independent public accountants;

* discussed with BDO Seidman, LLP the matters required to be discussed and received copies of material written communications between BDO Seidman, LLP and management as required by Statement on Auditing Standards No. 61, as amended (“Communications with Audit Committees”) and Rule 2-07 of Regulation S-X;

* received the written disclosures and the letter from BDO Seidman, LLP and The GriggsGroup, P.A., a member of the BDO Alliance network of firms, as mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and

* discussed with BDO Seidman, LLP its independence.

Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2008 be included in the Company’s annual report on Form 10-K for the year 2008.

AUDIT COMMITTEE:
Allen L. Stevens, Chairman
Robert P. Burke
Douglas E. Schimmel

Principal Accounting Firm Fees

The following table provides information relating to the fees billed or to be billed to the Company for the years ended December 31, 2008 and 2007, by BDO Seidman, LLP, the Company’s independent registered public accounting firm:

	Audit Fees (a)	Audit-Related Fees (b)	Tax Fees	All Other Fees	Total Fees
Fiscal Year 2008	$178,100	—	14,233	—	$192,333
Fiscal Year 2007	$174,000	$3,000	—	—	$177,000

(a)	The aggregate fees and expenses billed by BDO Seidman, LLP (“BDO”) included professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years. Over 50% of the total hours spent by the auditors in carrying out the audit of the Company’s financial statements for the years ended December 31, 2008 and 2007, were spent by the GriggsGroup, P.A., members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.
(b)	In 2007, the Company incurred audit-related fees of $3,000 in conncection with the filing of Form S-8 on November 28, 2007.

There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent accounting firm.

CERTAIN TRANSACTIONS

On December 17, 2008, the Company purchased 100,000 shares of the Company’s common stock from John D. McCown at $4.00 per share at which time the closing market price was $4.20 per share. This was in connection with Mr. McCown’s resignation as Chief Executive Officer of the Company on December 15, 2008. Mr. McCown’s employement agreement was amended so that the Company will pay his severance in equal installments over a 24 month period (instead of 50% in a lump sum within 30 days after separation from service with the remaining amount paid over a 24 month period). Approximately $830,000 is recorded in salaries, wages, and benefits as of December 31, 2008 related to Mr. McCown’s severance agreement.

In 2007, the Company made principle payments totaling approximately $0.9 million and interest payments totaling approximately $40,000 to Malcom P. McLean, Jr., Nancy McLean Parker and Patricia McLean Mendenhall, the spouse of Greggory B. Mendenhall, based on an outstanding debt. The debt owed to these parties arose from a deferred payable due to the Company’s affiliate K Corp., which was transferred to the Estate of Malcom P. McLean prior to the Company’s acquisition of K Corp. in December 2004. The debt was distributed by the Estate to the parties listed above. The debt had an interest rate of 8.03%. At December 31, 2007, the debt had been completely repaid.

PROPOSAL TO AMEND THE INCENTIVE STOCK PLAN

Introduction

The board of directors has approved, subject to shareholder approval, an amendment to increase the number of shares covered by the Company’s Incentive Stock Plan (the “Stock Plan”) by 500,000 shares. As of March 31, 2009, there were 1,800,000 shares covered under the Stock Plan. There were 724,613 options that had been exercised, 838,500 options that were outstanding and 236,887 options that were available for issuance under the Stock Plan. A copy of the amendment is attached to this Proxy Statement as Appendix B.

Reasons for and Possible Effect of the Amendment

The increased number of shares covered by the Stock Plan will allow the continuation of the Company’s policy of providing incentive awards in the form of stock options to eligible employees. These awards provide a means for key employees to increase their personal financial interest in the Company, stimulating the efforts of these employees and strengthening their desire to remain with the Company.

Principal Features of the Stock Plan

The Stock Plan authorizes incentive awards in the form of options to purchase shares of common stock. All present and future key employees of the Company are eligible to receive awards under the Stock Plan (approximately 75 present employees are eligible to receive option awards). No more than 235,500 shares of common stock may be allocated to awards granted to any employee during any single calendar year. In the event of a stock dividend, stock split, merger or consolidation of shares or similar transaction, the number and type of shares subject to the Stock Plan or subject to outstanding options may be appropriately adjusted.

A committee of the board of directors consisting of at least two outside directors administers the Stock Plan and has the complete authority to determine when to grant awards, which employees are eligible to participate in the Stock Plan, which eligible employees will receive awards, the number of shares to be allocated to each award and the terms and conditions of each award. The committee may impose conditions on the exercise of options, including performance targets and waiting periods, and may accelerate the exercisability of options.

Options to purchase shares of common stock granted under the Stock Plan may be incentive stock options or nonstatutory stock options. The option price of common stock may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the common stock on the date of the option grant. The value of incentive stock options, based on the exercise price of options that become exercisable for the first time in any calendar year, is limited to $100,000.

If the option so provides, an optionee exercising an option may pay the purchase price in cash, by delivering shares of common stock or by delivering an exercise notice together with instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares to pay the exercise price.

Unless otherwise provided in the terms of the award, no options may be sold, transferred or pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Stock Plan are exercisable during his or her lifetime only by such participant. In its discretion, the committee may permit a participant to transfer an option without consideration to the participant’s children, grandchildren and/or spouse, or to trusts for the benefit of such family members or other entities of which such family members are the only equity owners.

The board of directors may amend or terminate the Stock Plan at any time, provided that no change will adversely affect any outstanding options without the option holder’s consent. If not sooner terminated by the board, the Stock Plan, as amended, will terminate on July 23, 2012.

Federal Income Tax Consequences

The holder of an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

No income will be recognized by a participant at the time a nonstatutory option is granted. The exercise of a nonstatutory stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonstatutory option equal to the ordinary income recognized by the participant.

Vote Required

The amendment to the Stock Plan will be approved if the votes cast in favor of approval of the amendment exceed the votes cast against approval. Abstentions and broker-non-votes will have no effect on the outcome of the vote.

The board of directors believes that approval of the amendment to the Stock Plan is in the best interest of all shareholders and recommends a vote for the amendment to the Stock Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2009. No representatives from BDO Seidman, LLP are expected to be present at the Annual Meeting or available to make a statement or to respond to questions from shareholders.

PROXY SOLICITATION EXPENSE

The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than January 2, 2010, in order to be considered for inclusion in the Company’s proxy statement relating to the next annual meeting of stockholders. The persons named in proxies solicited by the Company’s Board of Directors for the next annual meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company’s proxy statement and which is received later than March 9, 2010.

Stockholders who wish to communicate with the Company’s Board of Directors or with a particular director should send a letter to the Company’s General Counsel, Trailer Bridge, Inc., 10405 New Berlin Road East, Jacksonville, Florida 32226. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter should identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or one or more specified individual directors. The Secretary will make copies of each such letter and circulate it to the appropriate director or directors.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

By order of the Board of Directors,

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

April 27, 2009

APPENDIX A

TRAILER BRIDGE, INC.

NOMINATING COMMITTEE CHARTER

Purpose

The purpose of the Nominating Committee (the “Committee”) is:

1.	to assist the Board in establishing criteria and qualifications for potential Board members, and

2.	to identify high quality individuals who have the core competencies and experience to become members of the Company’s Board and to recommend to the Board the director nominees for the next annual meeting of shareholders.

Committee Membership

The Committee shall consist those directors who qualify as “independent directors,” as defined by NASDAQ rules. The members of the Committee may, if they so desire, elect a Chair, who shall serve at the pleasure of the Committee.

Meetings

•	The Committee shall meet at least twice annually, and more frequently as circumstances may dictate.

•	The Committee will meet at the call of its Chairman or the Chairman of the Board.

•	A majority of the Committee members will be quorum for the transaction of business.

•	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

•

Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee without a meeting if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

•	Minutes shall be taken at each meeting of the Committee and included in the permanent minutes of the Company.

•	A report of the Committee shall be presented to the Board on a regular basis, and no less frequently than annually.

Committee Authority and Responsibilities

1.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.	The Committee shall establish criteria and core competencies for potential director candidates, actively seek qualified and experienced individuals for any vacancies, and recommend nominees to the full Board, including incumbents standing for re-election.

3.	When vacancies develop, the Committee will solicit input regarding potential new candidates from management as well as existing directors, and will look for candidates with skills and experience that will complement the board’s existing make-up.

4.	The Committee shall work with the entire Board in assessing board performance in connection with the nominations process.

5.	The Committee shall develop procedures for shareholders to submit recommendations for nominees. The Committee will consider and apply the same criteria to, any candidates submitted to the Committee by shareholders that the Committee applies to its own candidates.

APPENDIX B

AMENDMENT NO. 4

TO

TRAILER BRIDGE, INC.

STOCK INCENTIVE PLAN

Pursuant to Section 7.1 of the Trailer Bridge, Inc. Stock Incentive Plan (the “Plan”), the Board of Directors, in order to provide incentive to key employees of the Company and align their interest with those of stockholders, hereby adopts the following amendment to the Plan in order to increase the number of Shares covered by the Plan by 500,000 Shares (all capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan):

Section 4.1 of the Plan is hereby amended to read in full as follows:

“4.1 NUMBER OF SHARES AVAILABLE. Subject to Section 4.3, the maximum number of Shares which may be issued under the Plan is Two Million Three Hundred Thousand (2,300,000) Shares.”

This Amendment, and all grants of Shares authorized by this Amendment, shall be subject to approval by the stockholders of the Company within 12 months from the date of adoption of this Amendment by the Company’s Board of Directors.

Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been adopted by the Company’s Board of Directors this 8th day of April, 2009.

TRAILER BRIDGE, INC.

/s/ Ralph W. Heim
By:	Ralph W. Heim
Interim CEO

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2009.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
	01 - Robert P. Burke	☐	☐	02 - John D. McCown			☐	☐	03 - Malcom P. McLean, Jr.	☐	☐

	04 - Greggory B. Mendenhall	☐	☐	05 - Douglas E. Schimmel			☐	☐	06 - Allen L. Stevens	☐	☐

	07 - Nickel van Reesema	☐	☐
				For	Against	Abstain

2.	To approve the Amendment to the Company’s Stock Incentive Plan			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) exactly as it appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated.
PLEASE RETURN THIS PROXY PROMPTLY

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Proxy — TRAILER BRIDGE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints WILLIAM G. GOTIMER, JR. and MARK A. TANNER, and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, 24th Floor, New York, NY 10112 at 10:00 a.m. on Thursday, May 28, 2009, and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.

SEE REVERSE SIDE IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE